Exhibit 99.1

BTCS Drives Near-Term Revenue Growth by Expanding its Ethereum 2.0 Staking Operation to 100 Nodes

With BTCS staking 3,200 ETH valued at near $5 Million, 2Q21 revenues will benefit.

Silver Spring, MD – (Globe Newswire – March 1, 2021) – BTCS Inc. (OTCQB: BTCS) (“BTCS” or the “Company”), a digital asset and blockchain technology focused company, today announced the expansion of its transaction verification services operation on ethereum 2.0 to 100 nodes.

An early pioneer in blockchain technology, BTCS in 2014 was the first U.S. public company to mine bitcoin. Then, in 2017, BTCS created a first of its kind digital asset treasury strategy which is now being widely employed by companies such as Tesla, Square, and MicroStrategy. Now, BTCS is the first U.S. public company to run validator nodes on ethereum 2.0. We see this strategy as driving strong near-term revenue growth with the added benefit of being more profitable than traditional bitcoin mining while also enabling additional future revenue-generating services.

“Over seven years as a public company, BTCS has been on the cutting edge of the blockchain technology sector,” said Charles Allen, Chief Executive Officer of BTCS. “Now we have a balance sheet with over $2.8 million in cash and approximately $9 million in crypto-currencies to execute on our vision.”

“Our transaction verification services operation should drive strong near-term revenue growth,” continued Allen. “We believe in the future of ‘smart-crypto’ and see ethereum, which is transitioning to a proof-of-stake consensus algorithm, as the flagship of smart-crypto blockchains. Less resource intensive than proof-of-work verification services, proof-of-stake validation provides attractive economics. Our goal is to build a growing network of BTCS actively operated validators, ultimately positioning us to offer additional services in the future.”

To facilitate its transaction verification services operation BTCS has entered into a service agreement with Launchnodes, a leading provider of beacon and validator nodes for ethereum 2.0. As part of the agreement Launchnodes has agreed to not offer services to certain competitors. Jaydeep Korde, Launchnodes’ founder and CEO, said, “We are excited to work with BTCS on their first 100 validators and to be a valuable partner in their ongoing growth.”

On December 1, 2020, ethereum began transitioning to a “proof-of-stake” protocol, ethereum 2.0. Under the “proof-of-stake” consensus algorithm, ETH holders have the exclusive right to operate validator nodes on the network and verify transactions, thereby earning transaction fees for their work. BTCS deposited 3,200 ETH and is currently running 100 validators, three of which are currently generating revenue and the remaining 97 are expected to start generating revenue prior to the end of March 2021.

About BTCS:

BTCS is an early entrant in the digital asset market and one of the first U.S. publicly traded companies focused on digital assets and blockchain technologies. The Company through its transaction verification services business actively verifies and validates blockchain transactions and is rewarded with digital assets for its work. The Company is also developing a proprietary digital asset data analytics platform that allows users to consolidate their crypto trades from multiple exchanges onto a single platform, enabling users to view and analyze their performance, risk metrics, and potential tax implications. The Company employs a digital asset treasury strategy with a primary focus on disruptive non-security protocol layer assets such as bitcoin and ethereum. For more information visit: www.btcs.com.

Forward-Looking Statements:

Certain statements in this press release, constitute “forward-looking statements” within the meaning of the federal securities laws including statements regarding our belief regarding our transaction verification services business, revenue growth, the future of ‘smart-crypto’, and offering additional services in the future. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation the rewards and costs associated with validating transactions on proof-of-stake blockchains, significant decrease in value of ETH and rewards while locked up, loss or theft of the private withdrawal keys resulting in the complete loss of ETH and reward, as well as risks set forth in the Company’s filings with the Securities and Exchange Commission including its Form 10-K for the year ended December 31, 2020. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations:

Dave Gentry

RedChip Companies, Inc.

Phone: (407) 491-4498

dave@redchip.com